THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PRIMCO MANAGEMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $ 20,000.00
Purchase Price: $20,000.00
Issuance date of Note: January 1, 2014

CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, **PRIMCO MANAGEMENT INC.**, a (the "**Borrower**"), promises to pay to **ELEGANT FUNDING INC.**, (the "**Holder**") or its registered assigns or successors in interest, the sum of TWENTY THOUSAND DOLLARS ($20,000), together with any accrued and unpaid interest hereon, on September 30, 2014 (the "**Maturity Date**") if not sooner paid or converted.

The following terms shall apply to this Debenture:

ARTICLE I
INTEREST & AMORTIZATION

1.1. Contract Rate. From the actual date of Holder's funding to Borrower under this Note, the outstanding principal balance of this Note, if any, shall bear interest, in arrears, at a rate per annum equal to eight percent (8%), payable on the Conversion Date or the Maturity Date (whichever is earlier.) Interest shall be computed on the basis of a 365-day basis.

1.2. Payments. Payment of the aggregate principal amount outstanding, if any, under this Debenture (the "**Principal Amount**"), together with all accrued interest thereon shall be made on the Maturity Date.

1.3 Proceeds The $ 20,000 Note proceeds shall be payable by bank transfer by Holder to Borrower as follows:

Remit by bank transfer to:

:

Bank: JPMorgan Chase NA
ABA Routing Number: 322271627
SWIFT Code: CHASUS33
Account Number: 840736292
Account Name: Primco Management Inc
Phone: 310-551-5289

ARTICLE II
CONVERSION REPAYMENT

2.1. Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time after 180 days after the issuance date of this Note until the Maturity Date, or thereafter during an Event of Default, and to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees, if any, due and payable into fully paid and nonassessable shares of the Common Stock at the Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the **"Conversion Shares."** The **"Conversion Price"** shall be equal to 45% of the average closing trading price of the Primco Management Inc. ("PMCM') common shares as quoted by OTC.QB over the five (5) trading days prior to notice of conversion.

2.2. Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Debenture an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of Borrower, provided, however, that upon the Holder providing the Borrower with sixty-one (61) days' advance notice that the Holder would like to waive this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 2.2 will be of no force or effect with regard to all or a portion of the Note referenced in the 4.99% Waiver Notice. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.

2.3. Mechanics of Holder's Conversion. Subject to Section 2.2, this Debenture will be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the **"Conversion Date"**). A form of Notice of Conversion to be employed by the Holder is annexed hereto as

Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder's designated broker with the Depository Trust Corporation ("**DTC**") through its Deposit Withdrawal Agent Commission ("**DWAC**") system within three (3) business days after receipt by Borrower of the Notice of Conversion (the "**Delivery Date**"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.4. Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article II upon conversion of the Debenture, in the amount equal to $2,000 per day after the Delivery Date. All penalties and fees will be added to the outstanding principle balance of this Debenture.

2.5. Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon conversion of this Debenture shall be determined based upon a multiple as set out in section 2.1 hereof.

2.6. Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will ensure that a sufficient number of shares, free from preemptive rights, shall exist to provide for the issuance of Common Stock upon the full conversion of this Debenture. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debenture. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

If, at any time Holder submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article II (a "**Conversion Default**"), subject to Section 2.2, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture

which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion. In addition, the Borrower shall pay to the Holder $1,000 per day (a "**Conversion Default Payment**") to the date (the "**Authorization Date**") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding Principal Amount of this Debenture. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock with the Authorization Date and all penalties and fees will be added to the outstanding principle balance of this Debenture.

Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

2.7. Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

ARTICLE III
EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.9, inclusive, shall be an "**Event of Default**":

3.1. Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of ten (10) business days following the date upon which any such payment was due.

3.2. Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after the occurrence thereof.

3.3. Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or the Purchase Agreement shall be false or misleading in any material respect.

3.11. Cumulative Remedies. The remedies under this Debenture shall be cumulative.

ARTICLE IV
DEFAULT PAYMENTS

4.1. Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Purchase Agreement and all obligations of the Borrower under the Purchase Agreement to require the Borrower to make a Default Payment (**"Default Payment"**). The Default Payment shall be 175% of the outstanding principal amount of the Debenture, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Debentures or the Ancillary Agreements, then to accrued and unpaid interest due on the Debentures and then to outstanding principal balance of the Debentures.

4.2. Default Payment Date. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to Section 4.1 (**"Default Payment Date"**).

ARTICLE V
MISCELLANEOUS

5.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

5.3. Amendment Provision. The term "**Debenture**" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4. Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Holder without the prior written consent of the Borrower, which consent may not be unreasonably withheld.

5.5. Cost of Collection. If default is made in the payment of this Debenture, each Borrower shall jointly and severally pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in Los Angeles county.. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator's fees and expert witness fees, incurred by the parties to the

arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator.

5.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers

5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of this 1st day of January, 2013.

PRIMCO MANAGEMENT INC.

By: ______________________
Name: David Michery
Title: CEO

Convertible Debenture approved by Holder:

By:______________________________
For : Elegant Funding Inc.
Print name and Title____________________

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture into Common Stock.)

To: Primco Management Inc.

The undersigned hereby converts $__________ of the principal due under the Convertible Debenture issued by PRIMCO MANAGEMENT INC. ("Borrower") dated as of January 1, 2014 in the issued amount of $ 20,000, by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of such Debenture.

1. Date of Conversion ____________________

2. Shares To Be Delivered: ____________________

3. Conversion price per share $____________________

Elegant Funding Inc "Holder'

By:____________________________

Name:____________________

Title:____________________

NOTE: Holder shall provide Borrower's Transfer Agent with an opinion of counsel regarding Holder's ability to effect each conversion into Borrower's common shares.